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                                                                   Exhibit 99.5


R.G. BARRY CORPORATION OBTAINS CREDIT FACILITY

PICKERINGTON, OHIO - DECEMBER 27, 2002 - R.G. BARRY CORPORATION (NYSE:RGB) today announced that it has obtained a 3-year secured credit facility for up to $32 million from The Huntington National Bank, Columbus, Ohio.

"This important 3-year commitment from our bank will be used to support the seasonal working capital needs of the Company as we move ahead with our long-term efforts to restore healthy growth and profitability to the business," said Gordon Zacks, Chairman and Chief Executive Officer.

The new financing arrangement replaces a 1-year unsecured credit facility with The Huntington, which would have run through April 2003.

R.G. Barry Corporation is the world's largest manufacturer and marketer of at- and around the home comfort footwear. To learn more, visit us at www.rgbarry.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: The statements in this release, other than statements of historical fact, are forward-looking statements as that term is defined in the Private Litigation Reform Act of 1995. These forward-looking statements are based upon our current plans and strategies, and reflect our current assessment of the risks and uncertainties related to our business. In addition to the risks and uncertainties noted in the release, there are factors that could cause results to differ materially from those anticipated by some of the statements made. These factors include product demand and market acceptance; the economic and business environment and the impact of governmental regulations, both in the United States and abroad; the effects of direct sourcing by customers of competitive products from alternative suppliers; the loss of significant customers in connection with mergers, acquisitions, bankruptcies or other circumstances; economic, regulatory and cultural difficulties or delays in our business development outside the United States; our ability to improve processes and business practices to keep pace with the economic, competitive and technological environment; the availability and costs of financing; capacity, efficiency and supply constraints; weather; the effects of terrorist acts; acts of war; and other risks detailed in the our press releases, shareholder communications and Securities and Exchange Commission filings.